Exhibit 5.1

KIRKLAND & ELLIS LLP

AND AFFILIATED PARTNERSHIPS

300 North LaSalle Street

Chicago, Illinois 60654

(312) 862-2000	Facsimile: (312) 862-2200

www.kirkland.com

December 30, 2010

Ruth’s Hospitality Group, Inc.

400 International Parkway, Suite 325

Heathrow, FL 32746

Ladies and Gentlemen:

We are acting as special counsel to Ruth’s Hospitality Group, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of 8,620,690 shares of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be registered pursuant to the Registration Statement (the “Shares”) are being offered by the selling stockholders named in the Registration Statement (the “Selling Stockholders”). The Shares currently are not outstanding but are subject to issuance upon conversion of currently outstanding Series A 10% Convertible Preferred Stock held by the Selling Stockholders (the “Preferred Stock”).

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company and the Restated By-laws of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the prospectus included therein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the selling stockholder and officers and other representatives of the Company and others.

Hong Kong       London       Los Angeles        Munich       New York       Palo Alto       San Francisco       Shanghai        Washington, D.C.

Ruth’s Hospitality Group, Inc.

December 30, 2010

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares are duly authorized, and, upon the proper conversion of the Preferred Stock in an amount representing such Shares, when appropriate certificates representing the Shares are duly countersigned and registered by the Company’s transfer agent/registrar and delivered to the holder of the Preferred Stock, the Shares will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware, including the statutory provisions, applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Ruth’s Hospitality Group, Inc.

December 30, 2010

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP